Exhibit 5.1

SEWARD & KISSEL LLP ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004
WRITER’S DIRECT DIAL	TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K Street, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184 February 23, 2023

OceanPal Inc.

Pendelis 26, 175 64

Palaio Faliro

Athens, Greece

Re:OceanPal Inc.

Ladies and Gentlemen:

We have acted as counsel to OceanPal Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), in connection with the Company’s Registration Statement on Form F-1, as filed publicly filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 22, 2023, and as thereafter amended, (the “Registration Statement”), with respect to the registration for resale, under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), of 15,000,000 of the Company’s common shares, par value $0.01 per share (the "Warrant Shares") issuable on exercise of certain outstanding warrants to purchase common shares of the Company issued on February 10, 2023 (the “Warrants”).

In our capacity as counsel to the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the “Prospectus”) included in the Registration Statement; (iii) the Warrants and (iv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company, (ii) the terms of the offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith, and (iii) all Warrant Shares will be issued in compliance with applicable U.S. federal and state securities and other laws (other than the laws of the State of New York and the Republic of the Marshall Islands in respect of which we are opining).

Based upon and subject to the foregoing, and having regard for such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands:

1.             The Warrant Shares have been duly authorized by the Company.

2.             The Warrant Shares, when issued, sold and paid for upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid, and nonassessable.

Based upon and subject to the foregoing, and having regard for such other legal considerations which we deem relevant, we are of the opinion that under the laws of the State of New York:

This opinion is limited to the laws of the State of New York and the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Taxation” and “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement or Prospectus.

Very truly yours,
/s/ Seward & Kissel LLP